Exhibit 99.1

NOTICE OF EXTENSION OF CLOSING DATE

OF THE MEMBER INTEREST AND

ASSET EXCHANGE AGREEMENT

Date:	As of July 31, 2026

Re:	Member Interest and Asset Exchange Agreement having an Agreement Date as of April 1, 2026, as amended by a certain First Amendment dated June 1, 2026 and a certain Second Amendment dated July 7, 2026 (collectively, the “Exchange Agreement”

To:	Patriot Glass Solutions, LLC
Badcer OPS, Inc.
Jeff Badders
Mercer Street Global Opportunity Fund, LLC
Michael Wanke

Pursuant to Section 1.2 of the Exchange Agreement, this notice shall serve as notice by the undersigned parties (the “TLSS Parties”) of its extension of the Closing Date (as defined in the Exchange Agreement) from August 4, 2026, for a period of up to fifteen (15) days, to no later than August 19, 2026.

IN WITNESS WHEREOF, the undersigned have executed this Notice of Extension of Closing Date of the Exchange Agreement as of the day and year first above written.

TRANSPORTATION AND LOGISTICS
SYSTEMS, INC., a Nevada corporation

By:	/s/ Sebastian Giordano
Sebastian Giordano, CEO

TLSS ACQUISITION, INC., a Delaware corporation

By:	/s/ Sebastian Giordano
Sebastian Giordano, CEO

TLSS REVERSE PGS, LLC, a Texas limited liability company

By:	/s/ Sebastian Giordano
Sebastian Giordano, Manager